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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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NAME                                                    JURISDICTION

Zimmer, Inc.                                            Delaware
Zimmer of Canada Limited                                Canada
Zimmer Caribe, Inc.                                     Delaware
Zimmer N.V./S.A.                                        Belgium
Zimmer S.A.S.                                           France
Zimmer Chirurgie G.m.b.H.                               Germany
Zimmer S.r.L.                                           Italy
Zimmer B.V.                                             The Netherlands
Zimmer S.A.                                             Spain
Zimmer Limited                                          U.K.
Zimmer Pty., Ltd.                                       Australia
Zimmer K.K.                                             Japan
Zimmer Pte, Ltd.                                        Singapore
Zimmer Taiwan Co., Ltd.                                 Taiwan
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